CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the use in the Registration Statement and Prospectus on Amendment No. 2 to Form S-1 to be filed with the Securities and Exchange and to the use in the Application for Conversion on Form AC and the H-(e)1-S Savings and Loan Holding Company Application to be filed with the Office of Thrift Supervision of our report dated January 31, 2002 (except for Note 14 as to which the date is May 21, 2002) on consolidated financial statements of Synergy Financial Group, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statement of income, changes in stockholders' equity and cash flows for the years then ended. We also consent to the references to us under the heading "Experts" in the Registration Statement and Prospectus on Amendment No. 2 to Form S-1, the Application for Conversion on Form AC and the H-(e)1-S Application.

                                                     /s/ Fontanella and Babitts



November 6, 2003